Exhibit 99.1
AWH ANNOUNCES Q3 2024 FINANCIAL RESULTS
Achieved $141.6 million Net Revenue in Q3 2024
Reported $25.1 million in Adjusted EBITDA
Anticipates $30 million of Annual Savings Through Transformation Initiatives
MORRISTOWN, NJ, November 12, 2024 — Ascend Wellness Holdings, Inc. (“AWH,” or the “Company” or “Ascend”) (CSE: AAWH.U/ OTCQX:AAWH), a vertically integrated multi-state cannabis operator focused on bettering lives through cannabis, today reported its financial results for the three months ended September 30, 2024 (“Q3 2024”). Financial results are reported in accordance with U.S. generally accepted accounting principles (“GAAP”) and all currency is in U.S. dollars.
Business Highlights
•Commenced adult-use sales at five dispensaries in Ohio, achieving an average sales increase of over three times compared to their performance prior to the start of adult-use.
•Opened one dispensary in Whitehall, Pennsylvania, bringing the total number of consolidated and operating dispensaries in the AWH network to 39.
•Announced the appointment of three key executives to its leadership team: Sam Brill, a director, as Chief Executive Officer; Frank Perullo, a director and Co-Founder, as President; and Roman Nemchenko, previously Chief Accounting Officer, as Chief Financial Officer.
•Initiated a series of cost savings and transformation initiatives as part of commitment to sustainable profitability, pursuant to which the Company aims to streamline operations and reduce expenditures by $30 million in 2025.
•As part of the transformation efforts, and following the appointment of new leadership, the executive team completed the next-level leadership transition to a tactical, lean team focused on controlling costs while continuing to drive growth. As part of this, AWH reduced management headcount by 15% at corporate and 10% at retail and operations.
•Following the quarter-end, AWH launched Effin’, an edibles-only brand focused on delivering targeted effects. The brand has been well received, quickly achieving the top spot in the edibles category at Ascend stores where it is available within the first week.
Q3 2024 Financial Highlights
•Total net revenue increased 0.3% year-over-year and increased 0.1% quarter-over-quarter to $141.6 million.
•Retail revenue decreased 7.6% year-over-year and increased 0.6% quarter-over-quarter to $93.6 million.

•Wholesale revenue increased 20.1% year-over-year, but decreased 0.8% quarter-over-quarter to $48.0 million.
•Net loss for the third quarter of 2024 was $28.3 million compared to net loss of $11.2 million in Q3 2023 and $21.8 million in Q2 2024.
•Adjusted EBITDA1 was $25.1 million, representing a 17.7% margin1. Adjusted EBITDA decreased 14.9% and Adjusted EBITDA Margin decreased 317 basis points compared to prior year. Adjusted EBITDA declined 11.4% quarter-over-quarter and Adjusted EBITDA Margin was down 230 basis points sequentially.
•As of September 30, 2024, cash and cash equivalents were $65.3 million and Net Debt2 was $240.6 million.
•Generated approximately $2 million of cash flows from operations in Q3 2024, representing the seventh consecutive quarter of positive operating cash flow.
Management Commentary
“I want to express my gratitude to the Board and all of our stakeholders as I step into this role and lead Ascend through its next chapter. We are thrilled to lead this transformation and have already started to lay the groundwork for meaningful progress in the quarters ahead. Moving forward, we must focus on three financial priorities: improving profitability, maximizing asset efficiency, and enhancing cash flow generation. I’m excited to tackle these objectives with our team and create long-term value for our stakeholders,” said Sam Brill, Chief Executive Officer.
“We made meaningful progress during this transitional quarter as we navigated headwinds in a few of our key markets,” added Frank Perullo, Co-Founder and President. “Among the notable positives was the successful transition of five stores in Ohio to adult-use, the opening of our fifth dispensary in Pennsylvania, and significant steps taken to realign and optimize our workforce. Each of these milestones positions us to pursue our profit improvement goals more effectively. We are laser focused on strengthening our operational foundation to drive resiliency and unlock future potential.”
“I am proud of the team for making progress on cost-management and transformation initiatives, reinforcing our commitment to creating a leaner and more resilient organization. These steps position us well to improve leverage and enhance long-term shareholder value,” said Roman Nemchenko, Chief Financial Officer.
Q3 2024 Financial Overview
Net revenue increased 0.3% year-over-year and 0.1% quarter-over-quarter to $141.6 million. The year-over-year increase in net revenue is attributable to a 5.7% increase in third-party wholesale and a 5.4% decrease in retail revenue. The quarter-over-quarter increase in net revenue is attributable to a 0.4% increase in retail and a 0.3% decrease in wholesale revenue.
Retail revenue in the third quarter of 2024 totaled $93.6 million or a 0.6% increase compared to prior quarter. This increase is attributed to the commencement of adult-use sales in Ohio, continued ramp-up and a new store opening in Pennsylvania as well as the ramp of new partner stores in Illinois, offset by declines in New Jersey, owned stores in Illinois, Massachusetts and Michigan. Third-party wholesale
1    Measure is a non-GAAP Financial measure. Please see the “GAAP Reconciliations” at the end of this release and non-GAAP financial definitions below.
2    Net Debt is equal to gross debt net of unamortized deferred financing costs less Cash & Equivalents.

revenue in the third quarter of 2024 totaled $48.0 million, or a 0.8% decrease compared to prior quarter resulting from declines in New Jersey and Massachusetts.
Q3 2024 gross profit was $43.7 million, or 30.9% of revenue, compared to $41.6 million, or 29.4% of revenue, in the prior quarter. Q3 2024 Adjusted Gross Profit1 was $53.6 million, or 37.8% of revenue, compared to $53.0 million, or 37.5% of revenue, in the prior quarter. The slight sequential increase in Adjusted Gross Profit is attributed to a nominal increase in retail sales as a percentage of total sales sequentially.
Net loss for the third quarter of 2024 was $28.3 million compared to net loss of $11.2 million in Q3 2023 and $21.8 million in Q2 2024. The sequential decline can be attributed to refinancing transaction costs and severance expense incurred in Q3 2024. Additionally, the prior quarter benefited from the reversal of certain compensation expense related estimates.
Adjusted EBITDA1 was $25.1 million in Q3 2024. This represents a 14.9% decline year-over-year and a 11.4% decline quarter-over-quarter. The sequential decline was largely driven by the reversal of estimates noted above in the prior quarter.
Cash and cash equivalents at the end of Q3 2024 were $65.3 million and Net Debt2 was $240.6 million. Cash generated from Operations in Q3 2024 was approximately $2 million, representing the seventh consecutive quarter of positive operating cash flow.
Non-GAAP Financial Information and Definitions
This press release includes certain non-GAAP financial measures as defined by the United States Securities and Exchange Commission (“SEC”), including Adjusted Gross Profit, Adjusted Gross Margin, Adjusted EBITDA, and Adjusted EBITDA Margin. Reconciliations of these non-GAAP financial measures to the most directly comparable financial measure calculated and presented in accordance with GAAP are included in the financial schedules attached to this press release. This information should be considered as supplemental in nature and not as a substitute for, or superior to, any measure of performance prepared in accordance with GAAP.
Adjusted EBITDA/Margin and Adjusted Gross Profit/Margin are non-GAAP financial measures. Please see the “GAAP Reconciliations” at the end of this release.
Conference Call and Webcast
AWH will host a conference call on November 12, 2024 at 8:30 a.m. ET to discuss its financial results for the quarter ended September 30, 2024. The conference call may be accessed by dialing 1 (888) 699-1199. A live audio webcast of the call will also be available on the Investor Relations section of AWH’s website at https://www.awholdings.com/investors and will be archived for replay.
About Ascend Wellness Holdings, Inc.
AWH is a vertically integrated operator with assets in Illinois, Maryland, Massachusetts, Michigan, Ohio, New Jersey, and Pennsylvania. AWH owns and operates state-of-the-art cultivation facilities, growing award-winning strains and producing a curated selection of products for retail and wholesale customers. AWH produces and distributes its in-house Common Goods, Simply Herb, Ozone, Effin’, and Royale branded products. For more information, visit www.awholdings.com.
Additional information relating to the Company’s third quarter 2024 results is available on the Investor Relations section of AWH’s website at https://awholdings.com/investors/, the SEC’s Electronic Data

Gathering, Analysis and Retrieval system (“EDGAR”) at www.sec.gov and Canada’s System for Electronic Document Analysis and Retrieval + (“SEDAR+”) at www.sedarplus.ca.
Cautionary Note Regarding Forward-Looking Information
This news release includes forward-looking information and statements (together, “forward-looking statements”), which may include, but are not limited to, the plans, intentions, expectations, estimates, and beliefs of the Company. Words such as “expects”, “continue”, “will”, “anticipates”, and “intends” or similar expressions are intended to identify forward-looking statements. Without limiting the generality of the preceding statement, all statements in this press release relating to the cost savings and transformation initiatives, the issuance of additional Senior Secured Notes, estimated and projected revenue, expectations regarding production capacity, anticipated capital expenditures, expansion, profit, product demand, margins, costs, cash flows, sources of capital, growth rates, and future financial and operating results are forward-looking statements. We caution investors that any such forward-looking statements are based on the Company’s current projections and expectations about future events and financial trends, the receipt of all required regulatory approvals, and on certain assumptions and analysis made by the Company in light of the experience of the Company and perception of historical trends, current conditions, and expected future developments and other factors management believes are appropriate.
Forward-looking statements involve and are subject to assumptions and known and unknown risks, uncertainties, and other factors which may cause actual events, results, performance, or achievements of the Company to be materially different from future events, results, performance, and achievements expressed or implied by forward-looking statements herein. Such factors include, among others, the risks and uncertainties identified in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, and in the Company’s other reports and filings with the applicable Canadian securities regulators on its profile on SEDAR+ at www.sedarplus.ca and with the SEC on its profile on EDGAR at www.sec.gov. Although the Company believes that any forward-looking information herein are reasonable, in light of the use of assumptions and the significant risks and uncertainties inherent in such statements, there can be no assurance that any such forward-looking statements will prove to be accurate, and accordingly readers are advised to rely on their own evaluation of such risks and uncertainties and should not place undue reliance upon such forward-looking statements. Any forward-looking statements herein are made as of the date hereof, and except as required by applicable laws, the Company assumes no obligation and disclaims any intention to update or revise any forward-looking statements herein or to update the reasons that actual events or results could or do differ from those projected in any forward-looking statements herein, whether as a result of new information, future events or results, or otherwise, except as required by applicable laws. The Canadian Securities Exchange has not reviewed, approved, or disapproved the content of this news release.

Contacts
Chief Financial Officer
Roman Nemchenko
(617) 453-4042 ext. 90102

Investor & Media Contact
EVP, Investor Relations & Corporate Affairs
Rebecca Koar
IR@awholdings.com
(617) 453-4042 ext. 90102

ASCEND WELLNESS HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS INFORMATION (UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands, except per share amounts)	2024	2023	2024	2023
Revenue, net	$141,647	$141,268	$425,593	$378,432
Cost of goods sold	(97,918)	(97,712)	(288,254)	(270,853)
Gross profit	43,729	43,556	137,339	107,579
Operating expenses
General and administrative expenses	46,146	40,009	138,703	111,762
Operating (loss) profit	(2,417)	3,547	(1,364)	(4,183)

Other (expense) income
Interest expense	(16,481)	(8,963)	(33,554)	(28,419)
Other, net	409	902	1,098	25,211
Total other expense	(16,072)	(8,061)	(32,456)	(3,208)
Loss before income taxes	(18,489)	(4,514)	(33,820)	(7,391)
Income tax expense	(9,767)	(6,726)	(34,383)	(21,480)
Net loss	$(28,256)	$(11,240)	$(68,203)	$(28,871)

Net loss per share attributable to Class A and Class B common stockholders — basic and diluted	$(0.13)	$(0.05)	$(0.32)	$(0.15)
Weighted-average common shares outstanding — basic and diluted	214,290	205,710	212,134	196,616

ASCEND WELLNESS HOLDINGS, INC.
SELECTED CONDENSED CONSOLIDATED CASH FLOW INFORMATION (UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2024	2023	2024	2023
Net cash provided by operating activities	$1,972	$27,491	$38,126	$58,666
Cash flows from investing activities
Additions to capital assets	(4,972)	(11,297)	(17,510)	(16,012)
Investments in notes receivable	—	(584)	(600)	(15,169)
Collection of notes receivable	81	81	8,345	245
Proceeds from sale of assets	—	—	11	15,000
Acquisition of businesses, net of cash acquired	200	—	(9,800)	(19,857)
Purchases of intangible assets	(6,450)	(15,000)	(10,450)	(15,943)
Net cash used in investing activities	(11,141)	(26,800)	(30,004)	(51,736)
Cash flows from financing activities
Proceeds from issuance of common stock in private placement, net of offering expenses	—	—	—	7,000
Proceeds from issuance of debt	217,413	—	217,413	—
Repayments of debt	(215,000)	(4,096)	(215,786)	(23,188)
Debt issuance costs	(6,658)	—	(6,658)	—
Repayments under finance leases	(126)	(109)	(366)	(256)
Taxes withheld under equity-based compensation plans, net	—	(611)	(5,060)	(711)
Proceeds from the exercise of stock options	175	—	175	—
Payment of contingent consideration	(4,842)	—	(4,842)	—
Distributions to non-controlling interests	(227)	—	(227)	—
Net cash used in financing activities	(9,265)	(4,816)	(15,351)	(17,155)
Net decrease in cash, cash equivalents, and restricted cash	(18,434)	(4,125)	(7,229)	(10,225)
Cash, cash equivalents, and restricted cash at beginning of period	83,713	68,046	72,508	74,146
Cash, cash equivalents, and restricted cash at end of period	$65,279	$63,921	$65,279	$63,921

ASCEND WELLNESS HOLDINGS, INC.
SELECTED CONDENSED CONSOLIDATED BALANCE SHEET INFORMATION (UNAUDITED)

(in thousands)	September 30, 2024	December 31, 2023
Cash and cash equivalents	$65,279	$72,508
Inventory	97,387	95,294
Other current assets	50,912	61,058
Property and equipment, net	263,491	268,082
Operating lease right-of-use assets	138,776	130,556
Intangible assets, net	212,191	221,452
Goodwill	49,599	47,538
Other noncurrent assets	18,238	23,062
Total Assets	$895,873	$919,550

Total current liabilities	$145,129	$92,686
Long-term debt, net	232,162	297,565
Operating lease liabilities, noncurrent	267,414	261,087
Other noncurrent liabilities	162,259	125,340
Total stockholders’ equity	88,909	142,872
Total Liabilities and Stockholders’ Equity	$895,873	$919,550

ASCEND WELLNESS HOLDINGS, INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES (UNAUDITED)
We define “Adjusted Gross Profit” as gross profit excluding non-cash inventory costs, which include depreciation and amortization included in cost of goods sold, equity-based compensation included in cost of goods sold, start-up costs included in cost of goods sold, and other non-cash inventory adjustments. We define “Adjusted Gross Margin” as Adjusted Gross Profit as a percentage of net revenue. Our “Adjusted EBITDA” is a non-GAAP measure used by management that is not defined by U.S. GAAP and may not be comparable to similar measures presented by other companies. We define “Adjusted EBITDA Margin” as Adjusted EBITDA as a percentage of net revenue. Management calculates Adjusted EBITDA as the reported net loss, adjusted to exclude: income tax expense, other (income) expense interest expense, depreciation and amortization, depreciation and amortization included in cost of goods sold, non-cash inventory adjustments, equity-based compensation, equity-based compensation included in cost of goods sold, start-up costs, start-up costs included in cost of goods sold, transaction-related and other non-recurring expenses, and gain or loss on sale of assets. Accordingly, management believes that Adjusted EBITDA provides meaningful and useful financial information, as this measure demonstrates the operating performance of the business. Non-GAAP financial measures may be considered in addition to the results prepared in accordance with U.S. GAAP, but they should not be considered a substitute for, or superior to, U.S. GAAP results.
The following table presents Adjusted Gross Profit for the three and nine months ended September 30, 2024 and 2023:

	Three Months Ended September 30,		Nine Months Ended September 30,
($ in thousands)	2024	2023	2024	2023
Gross Profit	$43,729	$43,556	$137,339	$107,579
Depreciation and amortization included in cost of goods sold	7,864	7,435	22,631	22,265
Equity-based compensation included in cost of goods sold	230	2,476	6,777	4,457
Start-up costs included in cost of goods sold(1)	—	—	—	1,570
Non-cash inventory adjustments(2)	1,749	2,938	2,223	13,052
Adjusted Gross Profit	$53,572	$56,405	$168,970	$148,923
Adjusted Gross Margin	37.8%	39.9%	39.7%	39.4%
(1)Incremental expenses associated with the expansion of activities at our cultivation facilities that are not yet operating at scale, including excess overhead expenses resulting from delays in regulatory approvals at certain cultivation facilities.
(2)Consists of write-offs of expired products, obsolete packaging, and net realizable value adjustments related to certain inventory items.

ASCEND WELLNESS HOLDINGS, INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES (UNAUDITED)
The following table presents Adjusted EBITDA for the three and nine months ended September 30, 2024 and 2023:

	Three Months Ended September 30,		Nine Months Ended September 30,
($ in thousands)	2024	2023	2024	2023
Net loss	$(28,256)	$(11,240)	$(68,203)	$(28,871)
Income tax expense	9,767	6,726	34,383	21,480
Other, net	(409)	(902)	(1,098)	(25,211)
Interest expense	16,481	8,963	33,554	28,419
Depreciation and amortization	16,628	14,930	48,689	44,192
Non-cash inventory adjustments(1)	1,749	2,938	2,223	13,052
Equity-based compensation	(129)	5,610	16,066	12,744
Start-up costs(2)	884	504	2,329	3,309
Transaction-related and other non-recurring expenses(3)	8,402	1,996	18,006	5,269
Gain on sale of assets	—	—	(11)	(226)
Adjusted EBITDA	$25,117	$29,525	$85,938	$74,157
Adjusted EBITDA Margin	17.7%	20.9%	20.2%	19.6%
(1)Consists of write-offs of expired products, obsolete packaging, and net realizable value adjustments related to certain inventory items.
(2)One-time costs associated with acquiring real estate, obtaining licenses and permits, and other costs incurred before commencement of operations at certain locations, as well as incremental expenses associated with the expansion of activities at our cultivation facilities that are not yet operating at scale, including excess overhead expenses resulting from delays in regulatory approvals at certain cultivation facilities. Also includes other one-time or non-recurring expenses, as applicable.
(3)Legal and professional fees associated with litigation matters, potential acquisitions, other regulatory matters, and other non-recurring expenses. The three and nine months ended September 30, 2024 each include a reserve of $2,083 associated with a noncurrent receivable and approximately $3,600 of expenses associated with our debt refinancing. The nine months ended September 30, 2024 includes: a reserve of $5,447 related to certain amounts associated with a previous transaction, $984 recognized as a discount on a noncurrent receivable, and a fair value adjustment related to an acquisition earn-out of $630. The three and nine months ended September 30, 2023 include a fair value adjustment related to an acquisition earn-out of $606 and $1,594, respectively, and the nine months ended September 30, 2023 includes a $1,804 reserve on a note receivable.